Exhibit 99.1

FOR IMMEDIATE RELEASE

Navidea Biopharmaceuticals Announces 2013 Annual Meeting Results

- Business Update Provided -

DUBLIN, OH,  June 27, 2013 – Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced the results of voting at its 2013 Annual Meeting of Stockholders (the Annual Meeting) held June 27, 2013.

At the Annual Meeting, Navidea’s stockholders:

•	Re-elected Brendan A. Ford and Eric K. Rowinsky, MD to the Navidea Board of Directors and to serve for a term of three years; and,
•	Ratified the appointment of BDO USA, LLP to act as the Company’s independent registered public accounting firm for 2013.

Following the formal business portion of the Annual Meeting, Dr. Mark Pykett, Navidea CEO, and other members of the Navidea executive team made a series of presentations to stockholders in attendance at the Annual Meeting, including updates on the following:

•	Lymphoseek® U.S. commercialization and indication expansion development activities;
•	Selection of a specialty pharma partner for Lymphoseek commercialization in Europe; and,
•	Initiation of the pivotal NAV4694 Phase 3 registration study.

“We appreciate the support and confidence of our valued stockholders, and we are confident that we are well-positioned to continue to deliver strong performance and drive shareholder value," Dr. Pykett said. “At the center of our strong execution throughout the past year was the approval and launch of Lymphoseek, the first new diagnostic agent for lymphatic mapping in 30 years in the U.S. Looking ahead, we have programs in place for the expansion of Lymphoseek into additional worldwide markets and medical indications that we believe will set the stage for continuing growth. In addition, we have further enhanced our leadership in innovative precision diagnostics through the development of our neurology portfolio, which features best-in-class diagnostic candidates that we believe will provide potential competitive advantages.”

About Lymphoseek®

Lymphoseek® (technetium Tc 99m tilmanocept) Injection is a novel, receptor-targeted, small-molecule radiopharmaceutical used in lymphatic mapping procedures that are performed to help in the diagnostic evaluation of potential cancer spread for patients with breast cancer and melanoma. Lymphoseek is designed to identify the lymph nodes that drain from a primary tumor, which have the highest probability of harboring cancer. Lymphoseek was approved by the U.S. Food and Drug Administration in March, 2013 for use in lymphatic mapping to assist in the localization of lymph nodes draining a primary tumor in patients with breast cancer or melanoma. The Company anticipates continuing development of Lymphoseek into other solid tumor areas that may include head and neck cancers, prostate cancer, thyroid cancer, lung/bronchus cancers, colorectal cancer and others.

Accurate diagnostic evaluation of cancer is critical, as it guides therapy decisions and determines patient prognosis and risk of recurrence. According to the American Cancer Society, approximately 232,000 new cases of breast cancer, 77,000 new cases of melanoma and 67,000 new cases of head and neck/oral cancer are expected to be diagnosed in the United States in 2013.

NAVIDEA BIOPHARMACEUTICALS

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About Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®, NAV4694, NAV5001 and RIGScanTM – to help identify the sites and pathways of undetected disease and enable better diagnostic accuracy, clinical decision-making and, ultimately, patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Source: Navidea Biopharmaceuticals, Inc.

Navidea Biopharmaceuticals	Stern Investor Relations, Inc.
Brent Larson, 614-822-2330	Beth DelGiacco, 212-362-1200

Executive VP & CFO

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